Exhibit 10.2

Execution Version

FOURTH AMENDMENT

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

February 25, 2011

among

GOODRICH PETROLEUM COMPANY, L.L.C.,

as Borrower,

BNP PARIBAS,

as Administrative Agent,

and

The Lenders Party Hereto

BNP SECURITIES CORP.,

as Sole Lead Arranger and Bookrunner

FOURTH AMENDMENT TO SECOND

AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Fourth Amendment”) dated as of February 25, 2011, is among GOODRICH PETROLEUM COMPANY, L.L.C., a Louisiana limited liability company (“Borrower”); each of the undersigned Guarantors (collectively, the “Guarantors”); BNP PARIBAS, as administrative agent (in such capacity, together with its successors in such capacity, “Administrative Agent”) for the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”); and the undersigned Lenders.

R E C I T A L S

A. Borrower, Administrative Agent and the Lenders are parties to that certain Second Amended and Restated Credit Agreement dated as of May 5, 2009, as amended by that certain First Amendment dated September 22, 2009, that certain Second Amendment dated October 29, 2010 and that certain Third Amendment dated February 4, 2011 (as amended, the “Credit Agreement”), pursuant to which the Lenders have made certain loans to and other extensions of credit on behalf of Borrower.

B. The Borrower, the Administrative Agent and the Lenders desire to amend certain provisions of the Credit Agreement.

C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. Unless otherwise indicated, all article and section references in this Fourth Amendment refer to articles and sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement.

2.1 Amendment to Section 1.02. Section 1.02 is hereby amended by amending and restating or adding the following definitions:

“2019 High Yield Notes” means the up to $300,000,000 aggregate principal amount of Senior Notes due 2019 issued by the Parent Guarantor with terms substantially as described in a preliminary Offering Memorandum of the Parent Guarantor dated February 22, 2011.

“Agreement” means this Second Amended and Restated Credit Agreement, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated September 22, 2009, that certain Second Amendment to Second Amended and Restated Credit Agreement dated October 29, 2010, that certain Third Amendment to Second Amended and Restated Credit Agreement dated February 4, 2011 and that certain Fourth Amendment to Second Amended and Restated Credit Agreement dated February 25, 2011, as the same may from time to time be amended, amended and restated, supplemented or otherwise modified.

“Applicable Margin” means, for any day, with respect to any ABR or Eurodollar Loan, as the case may be, the rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Grid
Borrowing Base Utilization Percentage	<50%	≥50%, but <75%	≥75%, but <90%	≥90%
Eurodollar Loans	2.00%	2.25%	2.50%	2.75%
ABR Loans	1.00%	1.25%	1.50%	1.75%

Each Change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change; provided, however, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.12(a), then the “Applicable Margin” means the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level.

“Borrowing Base Commitment” means, with respect to each Lender, such Lender’s Applicable Percentage of the Borrowing Base.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interests, provided that any Debt that is convertible into Equity Interest is not “Equity Interests”.

“Fourth Amendment Effective Date” means February 25, 2011.

“Majority Lenders” means, at any time while no Loans or LC Exposure is outstanding, Lenders having greater than fifty percent (50%) of the Aggregate Maximum Credit Amounts; and at any time while any Loans or LC Exposure is outstanding, Lenders holding greater than fifty percent (50%) of the outstanding aggregate principal amount of the Loans and participation interests in Letters of Credit (subject to Section 4.05(b) and without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)).

“Maturity Date” means July 1, 2014, provided, that if the proceeds of any Permitted Refinancing Debt and/or net cash proceeds of any sale of Equity Interests of the Parent Guarantor (other than Disqualified Capital Stock), in an aggregate amount sufficient to prepay the principal of the 2029 Convertible Notes on October 1, 2014, are deposited into an escrow account pursuant to Section 8.16 on or before June 30, 2014, the Maturity Date will be automatically extended to February 25, 2016.

“Permitted Refinancing Debt” means Debt (for purposes of this definition, “new Debt”) incurred in exchange for, or proceeds of which are used to refinance, all or any portion of the 2029 Convertible Notes or the 2019 High Yield Notes; provided that (a) such new Debt is in an aggregate principal amount not in excess of the sum of (i) the then outstanding principal amount of all existing Debt (including the 2029 Convertible Notes (prior to any exchange, redemption or refinancing thereof with the new Debt) and the 2019 High Yield Notes (prior to any exchange, redemption or refinancing thereof with the new Debt)) and (ii) $150,000,000; (b) such new Debt has a stated maturity no earlier than July 1, 2017; (c) such new Debt does not have a stated interest rate in excess of 11% per annum; (d) such new Debt does not contain any covenants taken as a whole which are materially more onerous to the Parent Guarantor and the Borrower than those imposed by the 2019 High Yield Notes and (e) such new Debt (and any guarantees thereof) is unsecured.

“Required Lenders” means, at any time while no Loans or LC Exposure is outstanding, Lenders having at least sixty-six and two-thirds percent (66-2/3%) of the Aggregate Maximum Credit Amounts; and at any time while any Loans or LC Exposure is outstanding, Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding aggregate principal amount of the Loans and participation interests in Letters of Credit (subject to Section 4.05(b) and without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)).

“Total Debt” means, at any date, all Debt of the Parent Guarantor and the Consolidated Subsidiaries on a consolidated basis, excluding (a) non-cash obligations under FAS 133 and (b) accounts payable and other accrued liabilities (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which are not greater than 60 days past the date of invoice or delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP. The term “Total Debt” shall be reduced by the amount of any restricted cash being held in escrow pursuant to Section 8.16 pending repayment of either the Convertible Notes, the 2029 Convertible Notes or the 2019 High Yield Notes.

2.2 Amendment to Section 2.07(b). Section 2.07(b) is hereby amended and restated in its entirety to read as follows:

(b) Scheduled and Interim Redeterminations. The Borrowing Base shall be redetermined semi-annually in accordance with this Section 2.07 (a “Scheduled Redetermination”), and, subject to Section 2.07(d), such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Agents, the Issuing Bank and the Lenders on April 1st and October 1st of each year. In addition, (i) the Borrower may, by notifying the Administrative Agent thereof, and the Administrative Agent may, at the direction of the Required Lenders, by notifying the Borrower thereof, one time during any 12-month period, each elect to cause the Borrowing Base to be redetermined between Scheduled Redeterminations (an “Interim Redetermination”) in accordance with this Section 2.07 and (ii) the Administrative Agent shall have the right, no later than 10 Business Days after receiving notice of the offering of any Permitted Refinancing Debt, to initiate an Interim Redetermination in accordance with this Section 2.07(b), and such Interim Redetermination shall not count against the maximum Interim Redeterminations allowed in any calendar year.

2.3 Amendment to Section 2.07(c)(i). Section 2.07(c)(i) is hereby amended to replace all occurrences of the term “Majority Lenders” with the term “Required Lenders”.

2.4 Amendment to Section 2.07(c)(iii). Section 2.07(c)(iii) is hereby amended to replace all occurrences of the term “Majority Lenders” with the term “Required Lenders”.

2.5 Amendment to Section 2.07(d). Section 2.07(d) is hereby amended to replace the term “Majority Lenders” in the first sentence thereof with the term “Required Lenders.”

2.6 Amendment to Section 2.07(e). Section 2.07(e) is hereby amended to replace the term “Majority Lenders” in the last sentence thereof with the term “Required Lenders”.

2.7 Amendment to Section 2.07. Section 2.07 is hereby amended by adding the following subsection (f) to the end of such Section 2.07:

(f) Reduction of Borrowing Base Upon Issuance of New Debt. If the Parent Guarantor shall (i) issue 2019 High Yield Notes in an aggregate principal amount in excess of $300,000,000 or (ii) incur additional Debt as a result of any Permitted Refinancing Debt with regard to the 2029 Convertible Notes and/or the 2019 High Yield Notes, the excess of the principal of such Permitted Refinancing Debt over the principal of the Debt it refinances, in each of (i) and (ii) the Borrowing Base will simultaneously be reduced in amount equal to 25% of such excess.

2.8 Amendment to Section 2.08(j). Section 2.08(j) is hereby amended to replace the term “Majority Lenders” in the first sentence thereof with the term “Required Lenders”.

2.9 Amendment to Section 3.03(b). Section 3.03(b) is hereby amended to replace the term “Majority Lenders” in the first sentence thereof with the term “Required Lenders”.

2.10 Amendment to Section 3.05. Section 3.05 is hereby amended by adding the following subsection (d) at the end of such section:

(d) Maturity Extension Upfront Fees. If the Maturity Date is extended to February 25, 2016 pursuant to the definition thereof, the Borrower agrees to pay to the Administrative Agent for the account of each Lender on the date of such extension an upfront fee equal to (i) 30 basis points of each such Lender’s Applicable Percentage of the then current Borrowing Base if such Lender’s Borrowing Base Commitment on the Fourth Amendment Effective Date was less than $40,000,000 or (ii) 40 basis points of each such Lender’s Applicable Percentage of the then current Borrowing Base if such Lender’s Borrowing Base Commitment on the Fourth Amendment Effective Date was equal to or greater than $40,000,000.

2.11 Amendment to Section 4.05(c)(ii). Section 4.05(c)(ii) is hereby amended and restated in its entirety to read as follows:

(ii) The Commitment, the Maximum Credit Amount, the outstanding principal balance of the Loans and participation interests in Letters of Credit of such Defaulting Lender shall not be included in determining whether all Lenders, the Majority Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 12.02), provided that any waiver, amendment or modification requiring (A) the consent of all Lenders or (B) the consent of each affected Lender and which affects such Defaulting Lender, shall require the consent of such Defaulting Lender; and provided further that any redetermination or affirmation of the Borrowing Base shall occur without participation of a Defaulting Lender, but the Commitments (i.e., the Applicable Percentage of the Borrowing Base of a Defaulting Lender) may not be increased without the consent of such Defaulting Lender.

2.12 Amendment to Section 8.16. Section 8.16 is hereby amended and restated in its entirety to read as follows:

Section 8.16 Maturity Date Escrow.

(a) Redemption of Convertible Notes. Upon receipt of net cash proceeds from the sale or issuance of the 2019 High Yield Notes, the Parent Guarantor shall deposit such proceeds in an aggregate amount sufficient to Redeem the principal of all of the then outstanding Convertible Notes on or prior to December 1, 2011 into an account with the Administrative Agent. The Parent Guarantor may from time to time withdraw funds from such account to Redeem all or a portion of the Convertible Notes in an amount of the principal of the Convertible Notes so Redeemed at any time thereafter.

(b) Maturity Date Escrow. For purposes of extending the Maturity Date as provided for in the definition thereof, the Parent Guarantor and the Borrower, upon receipt of the net cash proceeds received from any Permitted Refinancing Debt and/or the sale or issuance of any Equity Interests of the Parent Guarantor (other than Disqualified Capital Stock), shall deposit such proceeds in an aggregate amount sufficient to Redeem the principal of the 2029 Convertible Notes on or before July 1, 2014 into an account with the Administrative Agent. The Parent Guarantor may from time to time withdraw funds from such account to Redeem all or a portion of the 2029 Convertible Notes in an amount of the principal of the 2029 Convertible Notes so Redeemed at any time thereafter.

2.13 Amendment to Section 9.01(a). Section 9.01(a) is hereby amended and restated in its entirety to read as follows:

(a) Interest Coverage Ratio. The Parent Guarantor will not, as of the last day of any fiscal quarter, permit its ratio of EBITDAX for the period of four fiscal quarters then ending to cash Interest Expense for such period to be less than 2.5 to 1.0; provided that for the fiscal quarter ending on (i) March 31, 2011, EBITDAX shall be calculated based upon EBITDAX for the fiscal quarter ending on such date multiplied by four (4), (ii) June 30, 2011, EBITDAX shall be calculated based upon EBITDAX for the two (2) fiscal quarters ending on such date multiplied by two (2) and (iii) September 30, 2011, EBITDAX shall be calculated based upon EBITDAX for the three (3) fiscal quarters ending on such date multiplied by four (4) and divided by three (3).

2.14 Amendment to Section 9.01(b). Section 9.01(b) is hereby amended and restated in its entirety to read as follows:

(b) Ratio of Total Debt to EBITDAX. The Parent Guarantor will not, at any time, permit its ratio of Total Debt as of such time to EBITDAX for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding the date of determination for which financial statements are available to be greater than 4.0 to 1.0; provided that for the fiscal quarter ending on (i) March 31, 2011, EBITDAX shall be calculated based upon EBITDAX for the fiscal quarter ending on such date multiplied by four (4), (ii) June 30, 2011, EBITDAX shall be calculated based upon EBITDAX for the two (2) fiscal quarters ending on such date multiplied by two (2) and (iii) September 30, 2011, EBITDAX shall be calculated based upon EBITDAX for the three (3) fiscal quarters ending on such date multiplied by four (4) and divided by three (3).

2.15 Amendment to Section 9.02(k). Section 9.02(k) is hereby amended and restated in its entirety to read as follows:

(k) (i) Debt under the 2029 Convertible Notes, (ii) any Permitted Refinancing Debt of the 2029 Convertible Notes and (iii) any guarantees of the foregoing.

2.16 Amendment to Section 9.02. Section 9.02 is hereby amended by adding the following Section 9.02(l)

(l) (i) Debt under the 2019 High Yield Notes, the principal amount of which does not exceed $300,000,000 in the aggregate, (ii) any Permitted Refinancing Debt of the 2019 High Yield Notes and (iii) any guarantees of the foregoing.

2.17 Amendment to Section 9.04(a). Section 9.04(a) is hereby amended and restated in its entirety to read as follows:

(a) Restricted Payments. The Parent Guarantor and Borrower will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to its stockholders or make any distribution of its Property to its Equity Interests holders; provided, however, that, so long as no Default, Event of Default or Borrowing Base Deficiency exists or would result therefrom (i) the Parent Guarantor and Borrower may declare, make or pay Restricted Payments with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock), (ii) the Parent Guarantor may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Parent Guarantor and the Subsidiaries, (iii) the Parent Guarantor may make required payments, in cash or in Equity Interests of the Parent Guarantor, on the 2029 Convertible Notes and (iv) the Parent Guarantor may pay regularly scheduled dividends, in cash, on the Existing Preferred Stock.

2.18 Amendment to Section 9.04(c). Section 9.04(c) is hereby amended and restated in its entirety to read as follows:

(c) Redemption of Convertible Notes. Subject to Section 8.16(a), the Parent Guarantor may Redeem the Convertible Notes with the proceeds of the issuance of the 2019 High Yield Notes if (i) no Default or Event of Default has occurred and is continuing and (ii) after giving pro forma effect to any such Redemption, there is unfunded availability of not less than $25,000,000 under this Agreement.

2.19 Amendment to Section 9.04(d). Section 9.04(d) is hereby amended and restated in its entirety to read as follows:

(d) Redemption of 2029 Convertible Notes. Neither the Parent Guarantor, the Borrower, nor any other Guarantor will, prior to the date that is 91 days after the Maturity Date: call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) the 2029 Convertible Notes; provided that, subject to the terms of Section 8.16, the Parent Guarantor, the Borrower or such other Guarantor may Redeem the 2029 Convertible Notes with the proceeds of (i) the sale of any 2019 High Yield Notes, (ii) any Permitted Refinancing Debt or (iii) the net cash proceeds of any sale of Equity Interests (other than Disqualified Capital Stock) if (y) no Default or Event of Default has occurred and is continuing and (z) after giving pro forma effect to any such Redemption, there is unfunded availability of not less than $25,000,000 under this Agreement.

2.20 Amendment to Section 9.04. Section 9.04 is hereby amended by adding the following Section 9.04(e):

(e) Redemption of 2019 High Yield Notes. Neither the Parent Guarantor, the Borrower, nor any other Guarantor will, prior to the date that is 91 days after the Maturity Date: call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) the 2019 High Yield Notes; provided that, subject to the terms of Section 8.16, the Parent Guarantor, the Borrower or such other Guarantor may make Redeem the 2019 High Yield Notes with the proceeds of any Permitted Refinancing Debt or the net cash proceeds of any sale of Equity Interests (other than Disqualified Capital Stock) if (i) no Default or Event of Default has occurred and is continuing and (ii) after giving pro forma effect to any such Redemption, there is unfunded availability of not less than $25,000,000 under this Agreement.

2.21 Amendment to Section 9.18. Section 9.18 is hereby amended and restated in its entirety to read as follows:

Swap Agreements. Neither the Parent Guarantor nor the Borrower will enter into any commodity Swap Agreements (a) with any Person other than an Approved Counterparty or (b) which would cause the notional volumes for which (when aggregated with other commodity Swap Agreements then in effect other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) to exceed, as of the date such Swap Agreement is executed, (i) 100% of the Current Production for each month during the period during which such Swap Agreement is in effect for each of crude oil, natural gas and natural gas liquids, calculated separately, for the 24 month period following the date such Swap Agreement is entered into, (ii) 75% of the Current Production for each month during the period during which such Swap Agreement is in effect for each of crude oil, natural gas and natural gas liquids, calculated separately, for the 18 month period following the 24 month period referenced in Section 9.18(b)(i) and (iii) 50% of the Current Production for each month during the period during which such Swap Agreement is in effect for each of crude oil, natural gas and natural gas liquids, calculated separately, for the 6 month period following the 42 month period referenced in Sections 9.18(b)(i) and (b)(ii). In no event shall any Swap Agreement contain any requirement, agreement or covenant for the Parent Guarantor or the Borrower to post collateral or margin to secure their obligations under such Swap Agreement or to cover market exposures.

2.22 Amendment to Section 9.19. Section 9.19 is hereby amended by replacing the term “Majority Lenders” in the last sentence thereof with the term “Required Lenders”.

2.23 Amendment to Section 10.02(a). Section 10.02(a) is hereby amended to replace the term “Majority Lenders” in the first sentence thereof with the term “Required Lenders”.

2.24 Amendment to Section 11.03. Section 11.03 is hereby amended to replace all occurrences of the term “Majority Lenders” with the term “Required Lenders”.

2.25 Amendment to Section 11.06. Section 11.06 is hereby amended to replace all occurrences of the term “Majority Lenders” with the term “Required Lenders”.

2.26 Amendment to Section 12.02(b). Section 12.02(b) is hereby amended and restated in its entirety to read as follows:

(b) Neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Parent Guarantor, the Borrower and the Majority Lenders or by the Parent Guarantor, the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement shall (i) increase the Commitment or the Maximum Credit Amount of any Lender without the written consent of such

Lender, (ii) increase the Borrowing Base without the written consent of each Lender, decrease or maintain the Borrowing Base without the consent of the Required Lenders, or modify Section 2.07 in any manner without the consent of each Lender (other than any Defaulting Lender); provided that a Scheduled Redetermination may be postponed by the Required Lenders, (iii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Indebtedness hereunder or under any other Loan Document, without the written consent of each Lender affected thereby, (iv) postpone the scheduled date of payment or prepayment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or any other Indebtedness hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Termination Date without the written consent of each Lender affected thereby, (v) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (vi) waive or amend Section 3.04(c), Section 6.01, Section 8.14, Section 10.02(c) or Section 12.16 or change the definition of the term “Subsidiary” without the written consent of each Lender (other than any Defaulting Lender), (vii) release any Guarantor (except as set forth in the Guaranty Agreement), release all or substantially all of the collateral (other than as provided in Section 11.10), or reduce the percentage set forth in Section 8.14(a) to less than 80%, without the written consent of each Lender (other than any Defaulting Lender), or (viii) change any of the provisions of this Section 12.02(b) or the definitions of “Majority Lenders” or “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender (other than any Defaulting Lender); provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any other Agent, or the Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, such other Agent or the Issuing Bank, as the case may be. Notwithstanding the foregoing, any supplement to Schedule 7.14 shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders.

2.27 Amendment to Annex I. Annex I is hereby amended by deleting such Annex in its entirety and replacing it with the attached Annex I.

Section 3. Borrowing Base. For the period from and including the Fourth Amendment Effective Date to but excluding the first Redetermination Date, the amount of the Borrowing Base shall be $225,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.07(f), Section 8.13(c) or Section 9.12.

Section 4. Conditions Precedent. This Fourth Amendment shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02 of the Credit Agreement) (the “Fourth Amendment Effective Date”):

4.1 The Administrative Agent shall have received from all of the Lenders, Borrower and the Guarantors, counterparts (in such number as may be requested by Administrative Agent) of this Fourth Amendment signed on behalf of such Persons.

4.2 The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the date hereof, including, (a) an upfront closing fee equal to (i) 45 basis points of each such Lender’s Applicable Percentage of the current Borrowing Base if such Lender’s Borrowing Base Commitment on the Fourth Amendment Effective Date is less than $40,000,000 or (ii) 60 basis points of each such Lender’s Applicable Percentage of the current Borrowing Base if such Lender’s Borrowing Base Commitment on the Fourth Amendment Effective Date is equal to or greater than $40,000,000 and (b) to the extent invoiced, reimbursement or payment of all documented out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

4.3 The Administrative Agent shall have received duly executed counterparts (in such number as may be requested by the Administrative Agent) of mortgages dated as of the Fourth Amendment Effective Date extending the Maturity Date consistent with this Sixth Amendment.

4.4 The Parent Guarantor shall have successfully completed the issuance of the 2019 High Yield Notes in an aggregate principal amount of not less than $175,000,000 and either used such proceeds to Redeem Convertible Notes or deposited the net proceeds of such issuance, in an aggregate amount sufficient to prepay the principal of all outstanding Convertible Notes, into an escrow account acceptable to the Administrative Agent which is subject to a deposit account control agreement acceptable to the Administrative Agent granting the Administrative Agent a first priority perfected lien in such proceeds.

4.5 No Default shall have occurred and be continuing, after giving effect to the terms of this Fourth Amendment.

4.6 The Administrative Agent shall have received an opinion of Michael J. Killelea, Senior Vice President, General Counsel and Corporate Secretary of the Parent Guarantor and the Borrower, in form and substance reasonably satisfactory to the Administrative Agent.

4.7 The Administrative Agent shall have received such other documents as Administrative Agent or special counsel to Administrative Agent may reasonably request.

The Administrative Agent is hereby authorized and directed to declare this Fourth Amendment to be effective when it has received documents confirming or certifying, to the satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 3 or the waiver of such conditions as permitted in Section 12.02 of the Credit Agreement. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 5. Miscellaneous.

5.1 Confirmation. The provisions of the Credit Agreement, as amended by this Fourth Amendment, shall remain in full force and effect following the effectiveness of this Fourth Amendment.

5.2 Ratification and Affirmation; Representations and Warranties. Borrower and each Guarantor hereby (a) acknowledges the terms of this Fourth Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended or modified hereby, notwithstanding the amendments and modifications contained herein and (c) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Fourth Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date, (ii) no Default has occurred and is continuing and (iii) no event, development or circumstance have occurred which individually or in the aggregate could reasonably be expected to be a Material Adverse Event.

5.3 Loan Document. This Fourth Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

5.4 Counterparts. This Fourth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Fourth Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

5.5 NO ORAL AGREEMENT. THIS FOURTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

5.6 GOVERNING LAW. THIS FOURTH AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed as of the date first written above.

BORROWER:	GOODRICH PETROLEUM COMPANY, L.L.C.

	By:	/s/ Michael J. Killelea
	Name:	Michael J. Killelea
	Title:	Senior Vice President, General Counsel and Corporate Secretary

GUARANTOR:	GOODRICH PETROLEUM CORPORATION

	By:	/s/ Jan L. Schott
	Name:	Jan L. Schott, CPA
	Title:	Senior Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT:	BNP PARIBAS, as Administrative Agent and as a Lender

	By:	/s/ Betsy Jocher
	Name:	Betsy Jocher
	Title:	Director

	By:	/s/ Courtney Kubesch
	Name:	Courtney Kubesch
	Title:	Vice President

LENDER:	BANK OF MONTREAL, as a Lender

	By:	/s/ Gumaro Tijerna
	Name:	Gumaro Tijerna
	Title:	Director

LENDER:	COMPASS BANK, as a Lender

	By:	/s/ Spencer Stasney
	Name:	Spencer Stasney
	Title:	Vice President

LENDER:	JPMORGAN CHASE BANK, N.A., as a Lender

	By:	/s/ Michael A. Kamauf
	Name:	Michael A. Kamauf
	Title:	Authorized Officer

LENDER:	WELLS FARGO BANK, N.A., as a Lender

	By:	/s/ Parker Atherton
	Name:	Parker Atherton
	Title:	AVP

LENDER:	BANK OF AMERICA, N.A., as a Lender

	By:	/s/ Christopher Renyi
	Name:	Christopher Renyi
	Title:	Vice President

LENDER:	ROYAL BANK OF CANADA, as a Lender

	By:	/s/ Jay Sartain
	Name:	Jay Sartain
	Title:	Authorized Signatory

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

Aggregate Maximum Credit Amounts

Name of Lender	Applicable Percentage	Maximum Credit Amount
BNP Paribas	16.00000000%	$96,000,000.00
Bank of Montreal	14.66666667%	$88,000,000.00
Compass Bank	14.66666667%	$88,000,000.00
JP Morgan Chase Bank, N.A.	14.66666667%	$88,000,000.00
Wells Fargo Bank, N.A.	13.33333333%	$80,000,000.00
Bank of America, N.A.	13.33333333%	$80,000,000.00
Royal Bank of Canada	13.33333333%	$80,000,000.00
TOTAL	100.00000000%	$600,000,000.00

Annex I